                                                                     EXHIBIT 4.2
                                                                  EXECUTION COPY

================================================================================

                       ADVANTA BUSINESS CARD MASTER TRUST

                                    as Issuer

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                              as Indenture Trustee

                         CLASS D(2005-D1) TERMS DOCUMENT

                            dated as of May 24, 2005

                                       to

                       ADVANTASERIES INDENTURE SUPPLEMENT

                          dated as of November 1, 2004

                                       to

                                    INDENTURE

                           dated as of August 1, 2000

================================================================================

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                                TABLE OF CONTENTS

                                                                                                 PAGE
                                              ARTICLE I

                       Definitions and Other Provisions of General Application

Section 1.01      Definitions..................................................................    1

Section 1.02      Governing Law................................................................    4

Section 1.03      Counterparts.................................................................    4

Section 1.04      Ratification of Master Indenture and AdvantaSeries Indenture Supplement......    4

                                             ARTICLE II

                              The Class D(2005-D1) Asset Backed Notes

Section 2.01      Creation and Designation.....................................................    5

Section 2.02      Interest Payment; Margin Percentage..........................................    5

Section 2.03      Determination of One-Month LIBOR.............................................    5

Section 2.04      Required Deposits of Available Principal Collections to the Principal
                  Funding Account; Payment of Principal........................................    6

Section 2.05      Holders' Rights to Payments of Interest and Principal........................    7

Section 2.06      Cash Collateral Account......................................................    7

Section 2.07      Spread Account...............................................................    7

Section 2.08      Delivery and Payment for the Class D(2005-D1) Notes; Form and Denomination...    7

Section 2.09      Manner of Payment of Class D(2005-D1) Notes..................................    8

Section 2.10      Monthly Servicing Fee........................................................    8

Section 2.11      Additional Requirements for Registration of and Limitations on Transfer
                  and Exchange of Class D(2005-D1) Notes ......................................    8

      CLASS D(2005-D1) TERMS DOCUMENT, dated as of May 24, 2005 (the "Terms Document"), between WILMINGTON TRUST COMPANY, as Owner Trustee of ADVANTA BUSINESS CARD MASTER TRUST, a common law trust organized and existing under the laws of the State of Delaware (herein, the "Issuer" or the "Trust"), and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity, but solely as indenture trustee (herein, together with its successors in the trusts thereunder as provided in the Master Indenture, the "Indenture Trustee") under the Master Indenture, dated as of August 1, 2000 (the "Master Indenture") between the Issuer and the Indenture Trustee. This Terms Document supplements the AdvantaSeries Indenture Supplement, dated as of November 1, 2004 (the "AdvantaSeries Indenture Supplement"), between the Issuer and the Indenture Trustee, which supplements the Master Indenture.

      Pursuant to this Terms Document, the Issuer shall create a new tranche of Class D Notes and shall specify the principal terms thereof.

                                    ARTICLE I
             Definitions and Other Provisions of General Application

      Section 1.01 Definitions. For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (2) all other terms used herein which are defined in the AdvantaSeries Indenture Supplement or the Master Indenture, either directly or by reference therein, have the meanings assigned to them therein;

                  (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

                  (4) all references in this Terms Document to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Terms Document;

                  (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Terms Document as a whole and not to any particular Article, Section or other subdivision;

                  (6) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the AdvantaSeries Indenture Supplement, the Master Indenture or the Transfer and Servicing Agreement, the terms and provisions of this Terms Document shall be controlling;

                  (7) each capitalized term defined herein shall relate only to the Class D(2005-D1) Notes and no other Tranche of Notes issued by the Issuer; and

                  (8) "including" and words of similar import will be deemed to be followed by "without limitation."

      "Accumulation Amount" shall mean, for any Payment Date occurring during the Accumulation Period, $2,500,000; provided, however, that if the Accumulation Period Length is determined to be less than 8 months pursuant to Section 2.04(b), the Accumulation Amount for each Payment Date with respect to the Accumulation Period will be equal to (i) the Outstanding Principal Balance of the Class D(2005-D1) Notes divided by (ii) the Accumulation Period Length.

      "Accumulation Deposit Amount" means, for any Payment Date occurring during the Accumulation Period, an amount equal to the sum of the Accumulation Amount for such Payment Date and any existing Accumulation Shortfall.

      "Accumulation Period" shall mean, unless a Pay Out Event shall have occurred prior thereto, the period commencing at the close of business on September 30, 2007 or such later date as is determined in accordance with
Section 2.04(b), and ending on the first to occur of (a) the commencement of the Early Amortization Period, (b) the payment in full of the Outstanding Principal Balance of the Class D(2005-D1) Notes and (c) the Class D(2005-D1) Final Maturity Date.

      "Accumulation Period Factor" shall mean, for the purpose of calculating the Accumulation Period Length for the Class D(2005-D1) Notes, with respect to any Monthly Period, a fraction, the numerator of which is equal to the sum of the initial invested amounts (or, if no initial invested amount is defined in the applicable Indenture Supplement, then the initial principal balance) of all outstanding Series, and the denominator of which is equal to the sum of (a) the Initial Principal Balance of Class D(2005-D1) Notes, (b) the initial invested amounts (or, if no initial invested amount is defined in the applicable Indenture Supplement, then the initial principal balance) of all other Outstanding Classes and Tranches (without duplication) (other than the AdvantaSeries Class D(2005-D1) Notes) which are not expected to be in their revolving periods, and (c) the initial invested amounts (or, if no initial invested amount is defined in the applicable Indenture Supplement, then the initial principal balance) of all other Outstanding Classes and Tranches (without duplication) (other than the AdvantaSeries Class D(2005-D1) Notes) which are not allocating Shared Principal Collections to other Series and are in their revolving periods; provided, however, that this definition may be changed at any time if the Rating Agency Condition is satisfied.

      "Accumulation Period Length" means the number of whole months such that the sum of the Accumulation Period Factors for each month during such period will be equal to or greater than the Required Accumulation Factor Number; provided, however, that the Accumulation Period Length will not be determined to be less than one month; provided further, however, that the determination of the Accumulation Period Length may be changed at any time if the Rating Agency Condition is satisfied.

      "Accumulation Shortfall" shall mean (a) on the first Payment Date during the Accumulation Period, zero and (b) on each subsequent Payment Date during the Accumulation Period, the excess, if any, of the Accumulation Deposit Amount for the previous Payment Date over the amount deposited into the Principal Funding Account pursuant to Section 2.04(b) for the previous Payment Date.

      "AdvantaSeries Indenture Supplement" means the AdvantaSeries Indenture Supplement dated as of November 1, 2004, by and between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

      "Class D(2005-D1) Final Maturity Date" means May 20, 2011.

      "Class D(2005-D1) Margin Percentage" means 2.00%, unless another percentage is selected by the Transferor in accordance with Section 2.02(b).

      "Class D(2005-D1) Note" means any Note substantially in the form set forth in Exhibit A-4 to the AdvantaSeries Indenture Supplement, designated therein as a Class D(2005-D1) Asset Backed Note and duly executed and authenticated in accordance with the Master Indenture.

      "Class D(2005-D1) Noteholder" means a Person in whose name a Class D(2005-D1) Note is registered in the Note Register.

      "Class D(2005-D1) Note Interest Rate" means a rate per annum equal to the sum of (a) the Class D(2005-D1) Margin Percentage and (b) One-Month LIBOR as determined by the Indenture Trustee on the related LIBOR Determination Date with respect to each Interest Period.

      "Class D(2005-D1) Termination Date" means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Principal Balance of the Class D(2005-D1) Notes is paid in full, (b) the Class D(2005-D1) Final Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to
Article XI thereof.

      "Closing Date" means May 24, 2005.

      "Expected Final Principal Payment Date" means June 20, 2008.

      "Initial Principal Balance" means $20,000,000.

      "Interest Payment Date" means the scheduled due date of any payment of interest on the Class D(2005-D1) Notes, which shall be each Payment Date. The first Interest Payment Date shall be June 20, 2005.

      "LIBOR Determination Date" shall mean (1) with respect to the first Interest Payment Date, (i) May 20, 2005 for the period from and including the Closing Date through and including June 19, 2005, and (2) with respect to any Interest Payment Date after the first Interest Payment Date, the second London Business Day prior to the commencement of the second and each subsequent Interest Period.

      "London Business Day" means any Business Day on which dealings in deposits in United States Dollars are transacted in the London interbank market.

      "Master Indenture" means the Master Indenture dated as of August 1, 2000, by and between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

      "One-Month Index Maturity" means a maturity of one month commencing on the related LIBOR Determination Date.

      "One-Month LIBOR" means, for any Interest Period, the London interbank offered rate for one month United States dollar deposits determined by the Indenture Trustee on the LIBOR Determination Date for such Interest Period in accordance with the provisions of Section 2.03.

      "Paying Agent" means Deutsche Bank Trust Company Americas.

      "Reference Banks" means three major banks in the London interbank market selected by the Servicer.

      "Required Accumulation Factor Number" shall be equal to a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate on the Accounts, expressed as a decimal, for the twelve months preceding the date of such calculation; provided, however, that this definition may be changed at any time if the Rating Agency Condition is satisfied.

      "Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

      Section 1.02 Governing Law. THIS TERMS DOCUMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 1.03 Counterparts. This Terms Document may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

      Section 1.04 Ratification of Master Indenture and AdvantaSeries Indenture Supplement. As supplemented by this Terms Document, each of the Master Indenture and the AdvantaSeries Indenture Supplement is in all respects ratified and confirmed and the Master Indenture as so supplemented by the AdvantaSeries Indenture Supplement and this Terms Document shall be read, taken and construed as one and the same instrument.

                               [END OF ARTICLE I]

                                   ARTICLE II
                     The Class D(2005-D1) Asset Backed Notes

      Section 2.01 Creation and Designation. There is hereby created a tranche of Class D Notes to be issued pursuant to the Master Indenture and the AdvantaSeries Indenture Supplement to be known as the "AdvantaSeries Class D(2005-D1) Asset Backed Notes."

      Section 2.02 Interest Payment; Margin Percentage.

      (a) For each Interest Payment Date, the amount of interest due and payable with respect to the Class D(2005-D1) Notes shall be an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, multiplied by (B) the Note Interest Rate in effect with respect to the related Interest Period, multiplied by (ii) the Outstanding Principal Balance of the Class D(2005-D1) Notes determined as of the Record Date preceding the related Interest Payment Date. Any interest on the Class D(2005-D1) Notes will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year.

      (b) The Transferor may change the Class D(2005-D1) Margin Percentage upon satisfaction of the Rating Agency Condition and without the prior consent of any Noteholder, so long as all of the Class D(2005-D1) Notes are held by the Transferor or an Affiliate of the Transferor; provided, however, that the Class D Margin Percentage shall not exceed 2.00% at any time.

      Section 2.03 Determination of One-Month LIBOR.

      (a) On each LIBOR Determination Date, the Indenture Trustee shall determine One-Month LIBOR on the basis of the rate for deposits in United States dollars having a One-Month Index Maturity which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, One-Month LIBOR for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars, having a One-Month Index Maturity and in an amount of not less than $1,000,000, are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market. The Indenture Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two (2) such quotations are provided, One-Month LIBOR for that LIBOR Determination Date shall be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, One-Month LIBOR for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks having a One-Month Index Maturity and in an amount of not less than U.S. $1,000,000; provided, that, if the banks selected by the Servicer are not quoting such rates, One-Month LIBOR in effect for the applicable Interest Period will be the same as One-Month LIBOR for the immediately preceding Interest Period.

      (b) The Note Interest Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Indenture Trustee at its corporate trust office at (800) 735-7777 or such other telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Noteholder from time to time.

      (c) On each LIBOR Determination Date, the Indenture Trustee shall send to the Transferor, by facsimile or electronic transmission, notification of One-Month LIBOR for the following Interest Period.

      Section 2.04 Required Deposits of Available Principal Collections to the Principal Funding Account; Payment of Principal. With respect to any Payment Date, the amount to be deposited in the Principal Funding Sub-Account pursuant to Section 4.16 of the AdvantaSeries Indenture Supplement will be the amount determined pursuant to clause (a), (b) or (c) below for such Payment Date, as applicable, or if more than one such clause is applicable, the highest amount determined pursuant to any one of such clauses; provided, however, in no case shall the amount required to be deposited exceed the Class D(2005-D1) Adjusted Invested Amount (calculated immediately before giving effect to such deposit but after giving effect to any Investor Charge-Offs and any reallocations of principal on such date).

      (a) Revolving Period. On each Payment Date during the Revolving Period, the required deposit to the Principal Funding Sub-Account for the Class D(2005-D1) Notes will be zero.

      (b) Accumulation Period. On each Payment Date during the Accumulation Period, the required deposit to the Principal Funding Sub-Account for the Class D(2005-D1) Notes will be the Accumulation Deposit Amount for such Payment Date. The Accumulation Period is scheduled to commence at the close of business on September 30, 2007; provided, however, that, if the Accumulation Period Length is less than 8 months, the date on which the Accumulation Period actually commences will be delayed to the first Business Day of the month that is the number of whole months prior to the Expected Final Principal Payment Date which is at least equal to the Accumulation Period Length and, as a result, the number of Monthly Periods in the Accumulation Period will at least equal the Accumulation Period Length. On the Determination Date twelve (12) months prior to the Expected Final Principal Payment Date and each Determination Date thereafter until the Accumulation Period begins, the Servicer shall determine the Accumulation Period Length.

      (c) Early Amortization Period. On each Payment Date during an Early Amortization Period, the required deposit to the Principal Funding Sub-Account for the Class D(2005-D1) Notes will be the Adjusted Invested Amount for the Class D(2005-D1) Notes as of the close of business on the last day of the preceding Monthly Period (after taking into account any reductions or increases occurring on such date).

      (d) Distributions to Paying Agent. On each Principal Payment Date, the Indenture Trustee, acting in accordance with written instructions from the Servicer, shall withdraw from the Principal Funding Sub-Account for the Class D(2005-D1) Notes and distribute to the Paying Agent for payment to the Class D(2005-D1) Noteholders the amounts deposited into the Principal Funding Sub-Account for the Class D(2005-D1) Notes pursuant to this Section 2.04.

      Section 2.05 Holders' Rights to Payments of Interest and Principal.

      (a) Any installment of interest or principal, if any, payable on any Class D(2005-D1) Note which is punctually paid or duly provided for by the Issuer and the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be paid by the Paying Agent to the Person in whose name such Class D(2005-D1) Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person's account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee.

      (b) The right of the Class D(2005-D1) Noteholders to receive payments from the Issuer will terminate on the first Business Day following the Class D(2005-D1) Termination Date.

      Section 2.06 Cash Collateral Account. In accordance with Section 4.22(a) of the AdvantaSeries Indenture Supplement, on or prior to the Closing Date, the Transferor shall deposit, cause to be deposited or maintain funds in the Cash Collateral Account such that immediately after giving effect to the issuance of the Class D(2005-D1) Notes, the amount on deposit in the Cash Collateral Account for the AdvantaSeries is at least equal to the Required Cash Collateral Account Amount.

      Section 2.07 Spread Account. In accordance with Section 4.24(a) of the AdvantaSeries Indenture Supplement, on or prior to the Closing Date, the Transferor shall deposit, cause to be deposited or maintain funds in the Spread Account such that immediately after the issuance of the Class D(2005-D1) Notes, the ratio of the amount on deposit in the Spread Account to the Required Spread Account Amount is equal to or greater than the same ratio immediately preceding such issuance.

      Section 2.08 Delivery and Payment for the Class D(2005-D1) Notes; Form and Denomination.

      (a) The Issuer shall execute and issue, and the Indenture Trustee shall authenticate, the Class D(2005-D1) Notes in accordance with Section 2.03 of the Master Indenture. The Indenture Trustee shall deliver the Class D(2005-D1) Notes to or upon the order of the Issuer when so authenticated. The Class D(2005-D1) Notes initially shall be Definitive Notes and not Book-Entry Notes. Following the Closing Date, if the Transferor or an Affiliate of the Transferor holds the Class D(2005-D1) Notes, upon written direction of the Transferor, the Class D(2005-D1) Notes may be converted into Book-Entry Notes. Any such conversion to book-entry registration is conditioned upon the delivery by the Transferor to the Issuer and the Indenture Trustee of a Tax Opinion with respect to such conversion.

      (b) The Class D(2005-D1) Notes will be issued in minimum denominations of $500,000 and integral multiples of that amount.

      Section 2.09 Manner of Payment of Class D(2005-D1) Notes. Except as provided in Section 11.02 of the Master Indenture with respect to a final distribution, distributions to Class D(2005-D1) Noteholders hereunder shall be made by (i) check mailed to each Class D(2005-D1) Noteholder (at such Noteholder's address as it appears in the Note Register), except that with respect to any Class D(2005-D1) Notes registered in the name of the nominee of a Clearing Agency, such payment shall be made in immediately available funds and
(ii) without presentation or surrender of any Class D(2005-D1) Note or the making of any notation thereon.

      Section 2.10 Monthly Servicing Fee. In accordance with Section 3.01(a) of the AdvantaSeries Indenture Supplement, with respect to the June 20, 2005 Payment Date, the AdvantaSeries Monthly Servicing Fee allocated to the Class D(2005-D1) Notes shall be $8,889.

      Section 2.11 Additional Requirements for Registration of and Limitations on Transfer and Exchange of Class D(2005-D1) Notes.

      (a) Registration of transfer of the Class D(2005-D1) Notes shall be effected only if such transfer is exempt from the registration requirements under the Securities Act. Each initial Class D(2005-D1) Noteholder, other than the Transferor or an Affiliate of the Transferor, and each subsequent transferee agrees with the Issuer, the Transferor and the Indenture Trustee that: (i) such Class D(2005-D1) Noteholder or subsequent transferee, as the case may be, shall deliver, at its expense, to the Transferor, the Servicer and the Indenture Trustee on or before the acquisition of such Class D(2005-D1) Notes, an investment letter substantially in the form annexed hereto as Exhibit A or such other form as the Issuer and the Transferor may determine, executed by the initial Class D(2005-D1) Noteholder or such transferee, as the case may be, with respect to the purchase by such Person of such Class D(2005-D1) Note and (ii) all of the statements made by such Class D(2005-D1) Noteholder in its investment letter shall be true and correct as of the date made. None of the Issuer, the Transferor, the Servicer, the Seller, the Indenture Trustee or the Transfer Agent and Registrar is obligated to register or qualify the Class D(2005-D1) Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Master Indenture or the Class D(2005-D1) Terms Document to permit the transfer of the Class D(2005-D1) Notes without registration or qualification. Any Class D(2005-D1) Noteholder desiring to effect a transfer of unregistered Class D(2005-D1) Notes shall, and does hereby agree to, indemnify the Issuer, the Transferor (unless the transferor of the Class D(2005-D1) Notes is the Transferor), the Servicer, the Seller, the Indenture Trustee and the Transfer Agent and Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws and no registration of transfer shall be made until such letter is so delivered. If the Class D(2005-D1) Notes are converted to Book-Entry Notes pursuant to Section 2.08(a), the Transferor, upon written notice to the Issuer and the Indenture Trustee, may direct that the requirement of the delivery of an investment letter upon a transfer of Class D(2005-D1) Notes be modified or rescinded.

      (b) Class D(2005-D1) Notes issued upon registration or transfer of, or Class D(2005-D1) Notes issued in exchange for Class D(2005-D1) Notes shall bear the restrictive legends regarding securities laws contained in the form of the Class D(2005-D1) Note attached as Exhibit A-4 to the AdvantaSeries Indenture Supplement, unless, if the Transferor or an Affiliate of the Transferor is still the holder of the Class D(2005-D1) Notes, the Transferor provides written direction to the Issuer, the Servicer, the Indenture Trustee and the Transfer Agent and Registrar that it is modifying such legend and provides to such Persons a copy of such legend as modified, and in all other cases, the Issuer, the Transferor, the Servicer, the Indenture Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed or modified.

      (c) If so requested by the Transferor, the Indenture Trustee will make available to any prospective purchaser of Class D(2005-D1) Notes who so requests, a copy of a letter provided to the Indenture Trustee by or on behalf of the Transferor relating to the transferability of such Tranche.

      (d) Any sale, conveyance, assignment, hypothecation, pledge, participation or other transfer of the Class D(2005-D1) Notes by the Transferor or an Affiliate of the Transferor to a non-affiliated third party is conditioned upon the delivery by the Transferor to the Issuer and the Indenture Trustee of a Tax Opinion with respect to such sale, conveyance, assignment, hypothecation, pledge, participation or other transfer.

                               [END OF ARTICLE II]

      IN WITNESS WHEREOF, the undersigned have caused this Terms Document to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                          WILMINGTON TRUST COMPANY,
                                            as Owner Trustee of
                                          ADVANTA BUSINESS CARD MASTER TRUST

                                          By:    /s/ Dorri E. Wolhar
                                                 -------------------------------
                                          Name:  Dorri E. Wolhar
                                          Title: Financial Services Officer

                                          DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                            as Indenture Trustee

                                          By:    /s/ Peter T. Becker
                                                 -------------------------------
                                          Name:  Peter T. Becker
                                          Title: Vice President

               [Signature Page to Class D(2005-D1) Terms Document]

                                    EXHIBIT A

                            FORM OF INVESTMENT LETTER

                                INVESTMENT LETTER

                                     [Date]

[Transferor]

[Servicer]

[Indenture Trustee]

            Re:   Purchase of Advanta Business Card Master Trust
                  AdvantaSeries, Class D(2005-D1) Asset Backed
                  Notes

Dear Sirs:

            The undersigned proposes to purchase the AdvantaSeries Class D(2005-D1) Notes (the "Class D(2005-D1 Notes") identified below issued by Advanta Business Card Master Trust (the "Issuer"), pursuant to (i) the AdvantaSeries Class D(2005-D1) Terms Document (the "Terms Document"), dated as of May 24, 2005, between the Issuer and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as indenture trustee (the "Indenture Trustee), (ii) the AdvantaSeries Indenture Supplement (the "Indenture Supplement"), dated as of November 1, 2004, among the Issuer, Advanta Business Receivables Corp., as transferor (the "Transferor"), Advanta Bank Corp., as servicer (the "Servicer"), and the Indenture Trustee and (iii) the Master Indenture (the "Master Indenture"), dated as of August 1, 2000, among the Issuer, the Transferor, the Servicer and the Indenture Trustee. Terms used and not otherwise defined herein shall have the respective meanings given them in the Terms Document, the Indenture Supplement or the Master Indenture. In connection with our proposed purchase of such notes we acknowledge, represent, warrant and agree that:

      1. the AdvantaSeries Class D(2005-D1) Notes have not been and will not be registered under the Securities Act or any state or other applicable securities law and the Class D(2005-D1) Notes, or any interest or participation therein, may not be offered, sold, pledged or otherwise transferred unless registered pursuant to, or exempt from registration under, the Securities Act of 1933, as amended (the "Securities Act"), and any other applicable securities laws;

      2. the Class D(2005-D1) Notes will be Reoffered, resold, pledged or otherwise transferred only to a Person (a) which is the Transferor or an Affiliate of the Transferor, (b)(i) which we reasonably believe is a "qualified institutional buyer" ("QIB") (as defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act")) that

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

will be purchasing such Class D(2005-D1) Notes in compliance with Rule 144A for its own account or for the account of a QIB, and (ii) which is made aware that such reoffer, resale, pledge or other transfer is being made in reliance on Rule 144(A) or (c) which is an institutional "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act);

      3. none of the Issuer, the Transferor, the Servicer, the Owner Trustee, the Indenture Trustee, or any person representing any of them has made any representation to us with respect to the Issuer or the offering or sale of any of the Class D(2005-D1) Notes, or any interest or participation therein, other than [the information contained in the accompanying Private Placement Memorandum, which has been delivered to us and upon which we are relying in making our investment decision with respect to the Class D(2005-D1) Notes]. We have had access to such financial and other information concerning the Issuer and the Class D(2005-D1) Notes as we have deemed necessary in connection with our decision to purchase such notes;

      4. we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Class D(2005-D1) Notes, or any interest or participation therein, and we (and any account for which we are purchasing under paragraph (6) below) are able to bear the economic risk of an investment in the Class D(2005-D1) Notes;

      5. the Class D(2005-D1) Notes will bear a legend to the following effect:

      "THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY TO (A) THE TRANSFEROR OR AN AFFILIATE OF THE TRANSFEROR, (B)(I) TO A PERSON WHICH THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" ("QIB") (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT) THAT WILL BE PURCHASING SUCH CLASS D(2005-D1) NOTES, OR INTEREST OR PARTICIPATION THEREIN, IN COMPLIANCE WITH RULE 144A FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, AND (II) WHICH IS MADE AWARE THAT SUCH REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144(A) OR (C) WHICH IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT). THIS NOTE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE TRANSFER AGENT AND REGISTRAR THAT THE RESTRICTIONS ON TRANSFER SET FORTH IN THE MASTER INDENTURE AND THE CLASS D(2005-D1) TERMS DOCUMENT HAVE BEEN COMPLIED WITH. THIS NOTE MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL THE REQUIREMENTS OF THE MASTER INDENTURE AND THE CLASS D(2005-D1) TERMS DOCUMENT CONCERNING TRANSFER HAVE BEEN SATISFIED. THE ADVANTASERIES CLASS D(2005-D1) NOTES ARE ALSO SUBJECT TO THE DELIVERY OF AN INVESTMENT LETTER. RESTRICTIONS ON TRANSFER ARE SET FORTH IN

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

THE MASTER INDENTURE AND THE CLASS D(2005-D1) TERMS DOCUMENT, COPIES OF WHICH ARE AVAILABLE FROM THE INDENTURE TRUSTEE.

      BEFORE PURCHASING THIS NOTE, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTIONS ON RESALE OR TRANSFER. NEITHER THE ISSUER NOR THE SELLER OF THIS NOTE HAS AGREED TO REGISTER THIS NOTE UNDER THE SECURITIES ACT, TO QUALIFY THIS NOTE UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.

      AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF."

      Any portion of this legend may be removed or modified if the Transferor, the Servicer and the Indenture Trustee and the Transfer Agent and Registrar have received an Opinion of Counsel, in form and substance satisfactory to them, to the effect that such paragraph may be removed or modified;

      6. we are acquiring the Class D(2005-D1) Notes, or any interest or participation therein, for our own account or as a fiduciary or agent for one or more investor accounts for which we have sole investment discretion with respect to each such account and for which we have full power to make the acknowledgements, representations, warranties and agreements contained herein on behalf of each of those accounts and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and subject to our or their ability to resell those Class D(2005-D1) Notes, or any interest or participation therein, as described herein and as provided in the Master Indenture and the Class D(2005-D1) Terms Document;

      7. we will comply with all applicable federal and state securities laws, rules and regulations in connection with any subsequent reoffer, resale, pledge or other transfer of the Class D(2005-D1) Notes, or any interest or participation therein, by us;

      8. registration of transfer of any Class D(2005-D1) Note, or any interest or participation therein, will require delivery of an investment letter and will otherwise be subject in all respects to the restrictions applicable thereto contained in the Master Indenture and the Class D(2005-D1) Terms Document;

      9. by our acceptance of the Class D(2005-D1) Notes, or any interest or participation therein, we agree to treat the Class D(2005-D1) Notes for federal, state and local income and franchise tax purposes as indebtedness of the Transferor and to take no action inconsistent therewith; and

      10. the Issuer, the Transferor, the Servicer, the Owner Trustee, the Indenture Trustee and others will rely on the truth and accuracy of the foregoing representations, warranties and covenants and we agree that if any of the foregoing representations, warranties and covenants deemed to have been made by us are no longer accurate, we shall promptly notify the Issuer, the Transferor, the Servicer, the Owner Trustee and the Indenture Trustee. We further agree to indemnify the Issuer, the Transferor, the Servicer, the Owner Trustee, the Indenture Trustee and the Transfer Agent and Registrar against any liability that may result if the transfer is not exempt from registration or qualification or is not made in accordance with federal and state laws and the requirements of the Master Indenture and the Class D(2005-D1) Terms Document.

                                           Very truly yours,

                                           [NAME OF INVESTOR]

                                           By: _________________________________
                                           Name:
                                           Title:

ADVANTASERIES CLASS D(2005-D1) NOTES TO BE PURCHASED:

U.S.$[ - ] aggregate principal amount of AdvantaSeries Class D(2005-D1) Asset Backed Notes

                                      -15-